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                          THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 11, 2003, among ALAMOSA HOLDINGS, INC., a Delaware corporation (the "New Guarantor"), ALAMOSA (DELAWARE), INC., a Delaware corporation and an indirect, wholly-owned subsidiary of the New Guarantor (the "Company"), the SUBSIDIARY GUARANTORS party hereto (the "Subsidiary Guarantors") and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

         W I T N E S S E T H:

         WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of January 31, 2001, as supplemented by the First Supplemental Indenture, dated as of February 14, 2001 and the Second Supplemental Indenture, dated as of March 30, 2001 (as so supplemented, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $250,000,000 of the Company's 12 1/2% Senior Notes due 2011 (the "Securities");

         WHEREAS, the New Guarantor desires to guarantee, as described below, the obligations of the Company pursuant to the Indenture; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other existing Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the same terms and priority and subject to the same conditions as the Subsidiary Guarantors as described in Articles X and XI of the Indenture.


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         2.   Ratification of Indenture; Supplemental Indentures Part of
              Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                              ALAMOSA HOLDINGS, INC.

                                By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  President

                              ALAMOSA (DELAWARE), INC.

                                By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  President

                           EACH OF THE SUBSIDIARY GUARANTORS
                           SET FORTH ON SCHEDULE I HERETO

                                By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  Authorized Signatory

                               WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee

                                By: /s/ Michael T. Lechner
                                    --------------------------------------
                                    Name:   Michael T. Lechner
                                    Title:  Corporate Trust Officer



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                                   SCHEDULE I


Alamosa PCS, Inc.

Texas Telecommunications LP

Alamosa Wisconsin Limited Partnership

Alamosa Delaware GP, LLC

Alamosa Wisconsin GP, LLC

Alamosa Finance, LLC

Alamosa Holdings, LLC

Alamosa Limited, LLC

Alamosa (Wisconsin) Properties, LLC

Alamosa Properties, LP

Alamosa Missouri, LLC

Alamosa Missouri Properties, LLC

Washington Oregon Wireless, LLC

Washington Oregon Wireless Properties, LLC

Washington Oregon Wireless Licenses, LLC

SWGP, L.L.C.

SWLP, L.L.C.

Southwest PCS, L.P.

Southwest PCS Properties, LLC

Southwest PCS Licenses, LLC

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